EXHIBIT A
SMITH HOUSE II LIMITED PARTNERSHIP
FACT SHEET

1.  Rehabilitation Financing:

    A.  First Mortgage Loan:

         (i)  Lender:Massachusetts Housing Finance Agency ("MHFA")

         (ii) Mortgage Amount:Original principal of $3,139,760, together with increase (in 1991) of $243,290, of which the outstanding balance of approximately $2,396,070 will be assumed by the Partnership as of the Initial Closing.

         (iii)     Note Date:Original Note:     June 19, 1972
              First Amendment:   March 1, 1974
              Substitute Note:   April 30, 1991

         (iv) Interest Rate:(i) 5.943% per annum, plus 0.50% MHFA interest override, on original principal portion, reduced to effective 1% rate pursuant to Interest Subsidy Contract; and (ii) 7.50% per annum, plus 0.50% MHFA interest override, on increase portion

         (v)  Maturity Date:March 1, 2014

         (vi) Amortization:Monthly payments of interest and principal (on level-annuity amortization schedule) over remainder of loan term

         (vii)     Guarantor:N/A

         (viii)    Recourse/Non Recourse:Nonrecourse


    B.  Second Mortgage Loan:

         (i)  Lender:MHFA (energy loan program)

         (ii) Mortgage Amount:$250,000

         (iii)     Note Date:April 16, 1996

         (iv) Interest Rate:7% per annum, plus 0.50% MHFA interest override

         (v)  Maturity Date:December 31, 2006

         (vi) Amortization:Monthly payments of interest and principal (on level annuity amortization schedule) over loan term, commencing January 1, 1997.

         (vii)     Guarantor:N/A

         (viii)    Recourse/Nonrecourse:Nonrecourse


    C.  Third Loan:

         (i)  Lender:Lower Roxbury Management Corporation

         (ii) Mortgage Amount:$38,670

         (iii)     Note Date:April 16, 1996

         (iv) Interest Rate:1% per annum

         (v)  Maturity Date:March 31, 2026

         (vi) Amortization:Payments on account of interest and principal from and to the extent of Net Cash Flow (if any) remaining available after payment in full of entire outstanding balance of Development Fee; entire outstanding balance due and payable at maturity

         (vii)     Recourse/nonrecourseNonrecourse


    D.  Fourth Mortgage Loan:

         (i) Lender:MHFA (as financial intermediary of EOCD; EURWAP loan program)

         (ii) Amount:$100,000

         (iii)     Note Date:April 16, 1996

         (iv) Interest Rate:1%

         (v)  Maturity Date:March 1, 2014

         (vi) Amortization:Payments on account of interest and principal from and to the extent of Net Cash Flow (if any) remaining available after payment in full of entire outstanding balances of Development Fee and Third Loan; entire outstanding balance due and payable at maturity.

         (vii)     Recourse/NonRecourse:Nonrecourse

2.  Eligible Basis:$5,383,747

3.  Qualified Basis:$6,286,802

4.  GP Capital Contribution:$100

5.  Type of Credit:

    LIHC:  9% (rehabilitation)
           4% (acquisition)

6.  Rent-up Schedule:

    100% occupancy by November, 1996

7.  Projected Credit to the
    Investment Partnership:$4,105,370

    A.  $117,680 in 1996
        (lost credit: $-0-),
    B.  $410,537 per annum for each of
        the years 1997 through 2005, and
    C.    $292,857 for 2006.

8.  Total Projected Credit:$4,146,840

    A.    $118,868 in 1996,
    B.    $414,684 per annum for each of
            the years 1997 through 2005, and
    C.    $295,816 for 2006.

9.  Tax Credit Application

    A.    Reservation Date:
    B.    Reservation Amount:
    C.    Allocation Date:12/29/95
    D.    Allocation Amount$414,683 per year

10. Apartment Complex:

    A.   Name:Smith House Apartments
    B.   Address:757 Shawmut Avenue
              Roxbury, Massachusetts
    C.   County:Suffolk
    D.   MSA:Boston
    E.   Type of Project:Senior Citizens

11. Median Income:$53,100

12. Kind of Apartments:                Unit      Basic     Utility
                        Number    Sq ft     Rent Allowance

    1 Bedroom           132       ___    $645        $-0-

13. Rental Assistance:

    A.   Type:HUD Rent Supplement Program
    B.   Number of Units:
    C.   Term:
    D.   Amount:

14. Annual Operating Expense:$804,439 (beginning 1996); inflated 3% thereafter

15. Replacement Reserve Account:$39,600 per year; plus balance of $200,000 in Account (after Replacement Reserve Withdrawal)

16. Amount of Annual Asset Management Fee to Boston Capital: $7,500, commencing in 1997

17. Amount of Incentive Management Fee:  $7,500, commencing in 1997

18. Amount of Total Depreciable Base Allocated to Personal Property:
    $99,158

19. Completion Date:  November, 1996 (Anticipated)

20. Total Capital Contribution of Investment Partnerships: $2,299,008

21.  Conditions  on Capital

      Amount  InstallmentContributions

    $2,069,107*    FirstLatest of (i) Admission Date; (ii) Initial
Closing; or (iii) receipt by the Investment Partnerships of local counsel opinion as set forth in Section 5.04 of the Partnership Agreement

    $172,426**     SecondLatest of (i) Substantial Completion;
(ii) State Designation; (iii) receipt of General Partner Certification of the construction, development costs, and Eligible Basis of the Apartment Complex, together with accountants' report thereon; or (iv) satisfaction of all of the conditions to the payment of the First Installment.

    $57,475   ThirdLatest of (i) the Initial 100% Occupancy
Date; (ii) the Final Closing; (iii) the occurrence of
Breakeven Operations; (iv) receipt of a tax return for the year in which Breakeven Operations occurred; or
(v) satisfaction of all of the conditions to the payment of the First and Second Installments.

*   -    Including BCCTC IV Loan proceeds
    of $1,137,909.

**  -    Net of additional BCCTC IV Capital
    Contributions of $1,137,909 (equal
    to principal amount of BCCTC IV Loan),
    and amount equal to accrued interest on
    BCCTC IV Loan (estimated to be $43,212).

22.Fees and other items to be paid from Capital Contributions

A. Development Fee: $437,720 (Total Development Fee of $597,978; Balance of $160,258 payable from Net Cash Flow).
B.  Direct Development Costs:  $1,861,288

23. General Partner:Smith II, Inc.

    Address:122 DeWitt Drive
              Roxbury, MA  02120

    Telephone:(617) 445-1061

    FAX: (617) 427-7030

    Contact:Danette Jones

    Primary Contact:(i) through Initial Closing:
              Trinity Financial (Consultant)
              40 Broad Street, Suite 905
              Boston, MA  02109

              Patrick Lee
              (617) 482-0230

              (ii) After Initial Closing:
              Maloney Properties, Inc.
              200 Reservoir Street, Suite 200
              Needham, MA 02194

              Contact:  Susan Stockard
              Phone:  (617) 449-7887, Ext. 208

24. Ownership Interests:
                   Profits, Losses     Capital   Cash
                     and Credits       Transactions   Flow

    General Partner          1%        50%       50%
    Investment Partnerships  99%       50%       50%

25. Management Agent:Madison Park Village Associates (a joint venture of Madison Park Properties, Inc. and Maloney Properties, Inc.)

    Contact:Mark Maloney
         President (of Maloney Properties, Inc.)

    Address:200 Reservoir Street
         Suite 200
         Needham, MA  02194

    Telephone:(617) 449-7887

    Amount of Fee:5% of gross collections

26. Tax Return Preparer/Auditor:Ziner & Company

    Contact:Eric Darling/John Mackey

    Address:7 Winthrop Square
         Boston, MA 02110

    Telephone:(617) 542-8880

27. Federal ID Number:04-3293225

28. Operating Deficit Guarantees:Unlimited as to time and amount (also see
Section 8.18 of Operating Partnership Agreement re: reserve funds and escrows, and Section 16.09 of Operating Partnership Agreement re: guarantee).

29. Building Breakdown

                   #1

    # of Units:         132
    Bin #:         MA-95-10130

cc: Boston Capital Communications Limited Partnership
    Accounting Department